Exhibit 10.5

MERGER AGREEMENT

BY AND AMONG

MEDICINE MAN TECHNOLOGIES, INC.,

MEDICINE MAN CONSULTING INC.

and

PONO PUBLICATIONS LTD.

AGREEMENT AND PLAN OF MERGER (“Agreement”) entered into and effective as of February __, 2017 by and among MEDICINE MAN TECHNOLOGIES, INC., a Nevada corporation (“MMT”), MEDICINE MAN CONSULTING INC., a Colorado corporation (the “Merger Sub”) (MMT and the Merger Sub hereinafter jointly referred to as the “MMT Companies”) and PONO PUBLICATIONS LTD., a Colorado corporation (the “Company”) (MMT, the Merger Sub and the Company hereinafter jointly referred to as the “Parties”).

WHEREAS, the Parties hereto desire to cause the Company to merge with and into the Merger Sub, a wholly-owned subsidiary of MMT, with the Merger Sub as the surviving corporation in such merger (the “Merger”) upon the terms and subject to the conditions of this Agreement and in accordance with the Colorado Business Corporation Act (the “CBCA”);

WHEREAS, the Board of Directors of the Company has (a) determined that the Merger is advisable and is fair to and in the best interests of the holders of its common stock, no par value per share (the “Company Common Stock”), and (b) approved this Agreement, the Merger and the transactions contemplated hereby and thereby, and recommended that the holders of the Company Common Stock adopt this Agreement and approve the Merger;

WHEREAS, the Board of Directors of MMT has (a) determined that the Merger is advisable and is fair to and in the best interests of the holders of its common stock, par value $.001 per share; (b) approved this Agreement, the Merger and the transactions contemplated hereby and thereby, and recommended that the holders of a majority of the MMT issued and outstanding Common Stock adopt this Agreement and approve the Merger; and (iii) as the sole stockholder of the Merger Sub, has determined that the Merger is advisable and in the best interests of Merger Sub and has adopted this Agreement and approved the Merger and the transactions contemplated hereby and thereby;

WHEREAS, holders of a majority of both the Company’s issued and outstanding securities and MMT’s issued and outstanding securities have agreed to the terms and condition contained herein and have voted their respective securities in favor of the adoption of this Agreement and the approval of the Merger;

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WHEREAS, the Parties hereto desire to make certain representations, warranties, covenants and agreements in respect of the Merger and to prescribe various conditions thereto, all as hereinafter set forth; and

WHEREAS, it is the intention of the Parties that, for United States federal income tax purposes, (i) the Merger shall constitute a “tax-free reorganization” within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) this Agreement shall constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

THE MERGER

SECTION 1.01 The Merger

Upon the terms and subject to the conditions set forth herein and in accordance with the CBCA, at the Effective Time, the Company shall be merged with and into the Merger Sub , whereupon the separate corporate existence of the Company shall cease and the Merger Sub shall continue as the surviving corporation (the “Surviving Corporation”).

SECTION 1.02 Effective Time; Closing

As promptly as practicable following the execution of this Agreement, immediately after the satisfaction of the condition set forth in Article V and herein, the Parties hereto shall cause the Merger to be consummated by filing a statement of merger (the “Statement of Merger”) with the Secretary of State of the State of Colorado, in such form as is required by and executed in accordance with the CBCA (the “Effective Time”). Immediately prior to the filing of the Statement of Merger, a closing will be held at the offices of Andrew I. Telsey, P.C., 12835 E Arapahoe Road, Tower 1 #803, Centennial, CO 80112 (the “Closing”), or such other place, date and time as the Parties mutually may agree.

SECTION 1.03 Effect of the Merger

From and after the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

SECTION 1.04 Certificate of Incorporation; By-Laws.

(a)       At or prior to the Effective Time, the articles of incorporation of the Surviving Corporation shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by the CBCA.

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(b)       At or prior to the Effective Time, the by-laws of the Surviving Corporation shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by the CBCA.

SECTION 1.05 Directors

At the Effective Time, Charles Haupt shall be appointed to the Board of Directors of both MMT and the MMT Sub. All other officers and directors of both MMT and the MMT Sub shall remain in place.

SECTION 1.06 Tax Consequences

The Parties intend that, for United States federal income tax purposes, (a) the Merger shall constitute a tax-free reorganization within the meaning of Section 368 of the Code, and MMT, Merger Sub and the Company each shall be a party within the meaning of Section 368(b) of the Code to such reorganization, (b) this Agreement shall constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code, and (c) the MMT Merger Stock shall be treated as a “common stock” under Section 305 of the Code.

ARTICLE II

MERGER OF PONO INTO MMC; CONVERSION OF SECURITIES

SECTION 2.01 Merger.

(a)       At the Effective Time the Company shall be merged with and into Merger Sub, which shall be the Surviving Corporation and the Company shall cease to then exist. By virtue of the Merger and without any action on the part of the holder of any shares of Company Stock, MMT or Merger Sub all shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time, shall collectively be converted into an aggregate of Three Million Five Hundred Thousand Shares of MMT Common Stock, $.001 par value per share (the “MMT Merger Stock”) on a 35:1 basis equal to such aggregate number of shares of Company Common Stock.

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(b)       At the Effective Time, each share of Company Stock no longer shall be deemed outstanding and automatically shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Stock shall cease to have any rights with respect thereto.

(c)       At the Effective Time all of the assets and liabilities of the Company shall be assigned by MMT to the Merger Sub.

SECTION 2.02 Issuance of Certificates.

(a)       Certificates. As soon as reasonably practicable after the Effective Time, MMT shall mail to each holder of record a certificate or certificates (the “Certificates”) that immediately prior to the Effective Time evidenced outstanding shares of Company Stock which were converted into the right to receive such holder’s ratable portion of the MMT Merger Stock instructions for use in effecting the surrender of the Certificates in exchange for such holder’s ratable portion of the MMT Merger Stock. Upon surrender of a Certificate for cancellation to MMT or to other agent or agents as may be appointed by MMT, together with such letter of transmittal, duly executed, and such other documents as reasonably may be required by MMT, the holder of such Certificate shall be entitled to receive in exchange therefore the ratable portion of the MMT Merger Stock into which the shares of Company Stock theretofore evidenced by such Certificate shall have been converted pursuant to this Agreement, and the Certificate so surrendered forthwith shall be canceled. In the event of a transfer of ownership of Company Stock that is not registered in the transfer records of the Company, delivery may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such delivery shall pay all transfer and other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of MMT that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the ratable portion of the MMT Merger Stock into which the shares of Company Stock theretofore evidenced by such Certificate shall have been converted pursuant to Section 2.01. No interest shall be paid or accrue on any MMT Merger Stock payable upon surrender of any Certificate.

(b)       Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by MMT, the posting by such Person of an indemnity bond, in such reasonable amount as the Surviving Corporation may direct, as collateral security against any claim that may be made against it with respect to such Certificate, MMT shall issue in exchange for such lost, stolen or destroyed Certificate the applicable number of shares of MMT Merger Stock.

(c)       Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Merger Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Merger Sub and the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

SECTION 2.03 Stock Transfer Books

At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Company Stock, except as otherwise provided herein or by law. At or after the Effective Time, any Certificates presented to the Surviving Corporation or MMT, for any reason shall represent only the right to receive the applicable MMT Merger Stock, without any interest thereon.

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ARTICLE III

REPRESENTATIONS, WARRANTIES AND
COVENANTS OF THE MMT COMPANIES

As an inducement to, and to obtain the reliance of the Company, the MMT Companies hereby represents, warrants and covenants as follows:

SECTION 3.01 Organization

MMT is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado. The MMT Companies have the corporate power and are duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of their properties and assets and to carry on their business as it is now being conducted, including qualification to do business as a foreign corporation in any states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where such failure would not have a material adverse effect on business or financial condition of either of the MMT Companies.

SECTION 3.02 Capitalization and Ownership.

(a)       MMT Capitalization. As of the date hereof, the authorized capitalization of MMT consists of 90,000,000 shares of Common Stock, par value $.001 per share, of which 10,470,944 shares are currently issued and outstanding. All of the issued and outstanding shares of MMT Common Stock are validly issued, fully paid, and non-assessable. There are 521,429 shares of MMT Common Stock reserved for issuance underlying conversion of outstanding convertible securities. The MMT Common Stock is not owned or held in violation of any preemptive right of any other person or entity. There is no commitment, plan, subscription rights, or arrangement to issue, no preemptive right to acquire, and no outstanding option, warrant, or other right calling for the issuance of, any shares of MMT Common Stock.

(b)       Assumption of Liabilities. Effective as of the Effective Time, the Merger Sub will absolutely, unconditionally and irrevocably assume all obligations and liabilities of the Company that exist prior to the Closing, whether vested or contingent, accrued or unaccrued, liquidated or unliquidated, arising out of contract, tort, statute, common law or otherwise.

SECTION 3.03 Subsidiaries

On the Effective Date MMT shall have two wholly owned subsidiaries, Success Nutrients, Inc. and the Merger Sub. MMT does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

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SECTION 3.04 Financial Condition

MMT has delivered to the Company MMT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (“Form 10-K”) and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016 (in the aggregate, the “Form 10-Qs”). Each of the Form 10-K and Form 10-Qs presents fairly and accurately the information contained therein and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each such statement of income and statement of retained earnings presents fairly and accurately the results of operations of MMT for the period indicated; and each such statement of changes in financial position presents fairly and accurately the information purported to be shown therein. The financial statements (including the notes thereto) referred to in this Section 3.04 have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved are in compliance with all applicable rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”), are correct and complete and are in accordance with the books and records of MMT.

SECTION 3.05 Reports.

MMT has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and SEC rules and regulations thereunder, and all such forms, reports and documents, as amended, filed with the SEC have complied with all applicable requirements of the federal securities laws and the SEC rules and regulations promulgated thereunder.

SECTION 3.06 Tax and Other Liabilities.

(a)       MMT has filed all state and federal Tax returns that it was required to file, and has paid all Taxes shown thereon as owing, except where the failure to file Tax returns or to pay Taxes would not have a material adverse effect on the financial condition of MMT and its subsidiaries taken as a whole.

(b)       MMT has not waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

(c)       MMT is not a party to any Tax allocation or sharing agreement.

As used herein “Taxes” shall include all federal, state, local or foreign taxes, including but not limited to income, gross receipts, windfall profits, goods and services, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

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SECTION 3.07 Absence of Certain Changes or Events

Except as set forth in this Agreement or in the Form 10-Q, since September 30, 2016:

(a)       To the best of MMT’s knowledge, there has not been (i) any adverse change in the business, operations, properties, assets, or condition of MMT; or (ii) any damage, destruction, or loss to MMT (whether or not covered by insurance) adversely affecting the business, operations, properties, assets, or condition of MMT;

(b)       Except as disclosed to the Company, MMT has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of MMT; (iv) made any change in its method of management, operation, or accounting; (v) entered into any other transaction; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers, directors or employees or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c)       MMT has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any obligation or liability (absolute or contingent); (ii) paid any obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent MMT balance sheet; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except (A) the transactions contemplated by the Purchase Agreement, and (B) assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $10,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $10,000); or (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of MMT.

SECTION 3.08 Issuance

The shares of MMT Common Stock issued as consideration hereunder are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof, and shall not be subject to preemptive rights or other similar rights of stockholders of MMT.

SECTION 3.09 Approval of Agreement

The board of directors of MMT has authorized the execution and delivery of this Agreement and has approved the transactions contemplated hereby, and approved the submission of this Agreement and the transactions contemplated hereby to the stockholders of MMT for their approval with the recommendation that the transaction be accepted if it has been deemed necessary.

SECTION 3.10 Litigation and Proceedings

There are no actions, suits, proceedings, or investigations pending or, to the best of MMT’s knowledge, threatened by or against MMT or affecting MMT or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator that would have a material adverse effect on its business. MMT does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

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SECTION 3.11 Contracts.

(a)       Except as disclosed to the Company, there are no material contracts, agreements, franchises, license agreements, or other commitments to which MMT is a party or by which it or any of its assets, products, or properties are bound outside of the ordinary course of business;

(b)       Except as disclosed to the Company or in its SEC reports, MMT is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which MMT is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or partner of MMT or (viii) contract, agreement, or other commitment involving payments by it of more than $10,000 in the aggregate.

SECTION 3.12 Material Contract Defaults

To the best of MMT’s knowledge, MMT is not in default under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of MMT and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which MMT has not taken adequate steps to prevent such a default from occurring.

SECTION 3.13 No Conflict With Other Instruments

The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which MMT is a party or to which any of its properties or operations are subject.

SECTION 3.14 Governmental Authorizations

To the best of MMT’s knowledge, MMT has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof; except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by MMT of this Agreement and the consummation by MMT of the transactions contemplated hereby.

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SECTION 3.15 Compliance With Laws and Regulations

To the best of MMT’s knowledge, MMT has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of MMT or except to the extent that noncompliance would not result in the incurrence of any material liability for MMT.

SECTION 3.16 Insurance

All the insurable properties of MMT are insured in their full replacement value against all risks customarily insured against by persons operating similar properties in localities where such properties are located and under valid and enforceable policies by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding on the date of consummation of the transactions contemplated by this Agreement.

SECTION 3.17 Environmental Matters.

(a) To the best of MMT’s knowledge, MMT has no liability under, and each are presently in compliance in all material respects with all Environmental Laws applicable to MMT, its assets or business.

(b) MMT has no knowledge of the releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping of Hazardous Substances into the soil, surface waters, ground waters, land, stream sediments, surface of subsurface strata, ambient air, sewer system, or any environmental medium at or from any property or asset owned, used or occupied by MMT (“Environmental Condition”) in violation of any applicable Environmental Law.

SECTION 3.18 No Undisclosed Liabilities

To the best of MMT’s knowledge, MMT has no liabilities or obligations of any nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due), including without limitation any liability for Taxes or any obligations or liabilities of the nature or type required to be disclosed under GAAP, which are, individually or in the aggregate, material to the business, results of operations, assets or financial condition of MMT, taken as a whole, other than such liabilities or obligations that have been specifically disclosed in the Form 10-K or Form 10-Qs.

SECTION 3.19 Materiality

To the best of MMT’s knowledge, no representation or warranty in this Article III contains any materially untrue statement of a material fact or omits to state any material fact required to make the statements contained therein not materially misleading or materially necessary in order to provide Company with reasonably complete information as to MMT’ business or financial condition.

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ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

As an inducement to, and to obtain the reliance of MMT, the Company hereby represents, warrants and covenants as follows:

SECTION 4.01 Organization

(a)       As of the date hereof, the authorized capitalization of the Company consists of 1,000,000 shares of Common Stock, no par value per share (the “Pono Common Stock”), of which 100,000 shares of Pono Common Stock are currently issued and outstanding. All of the issued and outstanding shares of Pono Common Stock are validly issued, fully paid, and non-assessable. There are no shares of Pono Common Stock reserved for issuance underlying conversion of outstanding Company convertible securities or outstanding options and warrants. Pono Common Stock is not owned or held in violation of any preemptive right of any other person or entity. There is no commitment, plan, subscription rights, or arrangement to issue, no preemptive right to acquire, and no outstanding option, warrant, or other right calling for the issuance of, any shares of Pono Common Stock or any security or other instrument convertible into, exercisable for, or exchangeable for Pono Common Stock.

(b)       The Company has furnished to MMT complete and correct copies of the certificate of incorporation, and bylaws of Company as in effect on the date hereof. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of such certificates of incorporation or bylaws. The Company has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to authorize the execution and delivery of this Agreement. The Company has full power, authority, and legal right and has taken all action required by law, its incorporation and bylaws, and otherwise to consummate the transactions herein contemplated.

SECTION 4.02 No Conflict With Other Instruments

The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which the Company is a party or to which any of its properties or operations are subject.

SECTION 4.03 Approval of Agreement

The board of directors of the Company has authorized the execution and delivery of this Agreement and has approved the transactions contemplated hereby, and approved the submission of this Agreement and the transactions contemplated hereby to the stockholders of the Company for their approval with the recommendation that the transaction be accepted if it has been deemed necessary.

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SECTION 4.04 Financial Condition

The Company has delivered to MMT its unaudited financial statements through December 31, 2016 (the “Pono Financial Statements”). The Pono Financial Statements presents fairly and accurately the information contained therein and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each such statement of income and statement of retained earnings presents fairly and accurately the results of operations of the Company for the period indicated; and each such statement of changes in financial position presents fairly and accurately the information purported to be shown therein. The Pono Financial Statements (including the notes thereto) referred to in this Section 4.04 have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), are correct and complete and are in accordance with the books and records of the Company.

SECTION 4.05 Tax and Other Liabilities.

(a)       The Company has filed all state and federal Tax returns that it was required to file, and has paid all Taxes shown thereon as owing, except where the failure to file Tax returns or to pay Taxes would not have a material adverse effect on the financial condition of the Company;

(b)       the Company has not waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

(c)       the Company is not a party to any Tax allocation or sharing agreement.

As used herein “Taxes” shall include all federal, state, local or foreign taxes, including but not limited to income, gross receipts, windfall profits, goods and services, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

SECTION 4.06 Absence of Certain Changes or Events

Except as set forth in this Agreement, since December 31, 2016:

(a)       To the best of the Company’s knowledge, there has not been (i) any adverse change in the business, operations, properties, assets, or condition of the Company; or (ii) any damage, destruction, or loss to the Company (whether or not covered by insurance) adversely affecting the business, operations, properties, assets, or condition of the Company;

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(b)       Except as disclosed to MMT, the Company has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of the Company; (iv) made any change in its method of management, operation, or accounting; (v) entered into any other transaction; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers, directors or employees or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c)       the Company has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any obligation or liability (absolute or contingent); (ii) paid any obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Company balance sheet; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $10,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $10,000); or (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company.

SECTION 4.07 No Undisclosed Liabilities

To the best of the Company’s knowledge, the Company has no liabilities or obligations of any nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due), including without limitation any liability for Taxes or any obligations or liabilities of the nature or type required to be disclosed under GAAP, which are, individually or in the aggregate, material to the business, results of operations, assets or financial condition of the Company

SECTION 4.08 Litigation and Proceedings

There are no actions, suits, proceedings, or investigations pending or, to the best of the Company’s knowledge, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator that would have a material adverse effect on its business. the Company does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

SECTION 4.09 Contracts.

(a)       Except as disclosed to MMT, there are no material contracts, agreements, franchises, license agreements, or other commitments to which the Company is a party or by which it or any of its assets, products, or properties are bound outside of the ordinary course of business;

(b)       Except as disclosed to MMT, the Company is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which the Company is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or partner of the Company or (viii) contract, agreement, or other commitment involving payments by it of more than $10,000 in the aggregate.

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SECTION 4.10 Material Contract Defaults

To the best of the Company’s knowledge, the Company is not in default under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of the Company and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which the Company has not taken adequate steps to prevent such a default from occurring.

SECTION 4.11 No Conflict With Other Instruments

The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which the Company is a party or to which any of its properties or operations are subject.

SECTION 4.12 Governmental Authorizations

To the best of the Company’s knowledge, the Company has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof; except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

SECTION 4.13 Compliance With Laws and Regulations

To the best of the Company’s knowledge, the Company has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Company or except to the extent that noncompliance would not result in the incurrence of any material liability for the Company.

SECTION 4.14 Insurance

All the insurable properties of the Company are insured in their full replacement value against all risks customarily insured against by persons operating similar properties in localities where such properties are located and under valid and enforceable policies by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding on the date of consummation of the transactions contemplated by this Agreement.

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SECTION 4.15 Environmental Matters.

(a)       To the best of the Company’s knowledge, the Company has no liability under, and each are presently in compliance in all material respects with all Environmental Laws applicable to the Company, its assets or business.

(b)       The Company has no knowledge of the releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping of Hazardous Substances into the soil, surface waters, ground waters, land, stream sediments, surface of subsurface strata, ambient air, sewer system, or any environmental medium at or from any property or asset owned, used or occupied by the Company (“Environmental Condition”) in violation of any applicable Environmental Law.

SECTION 4.16 No Undisclosed Liabilities

To the best of the Company’s knowledge, the Company has no liabilities or obligations of any nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due), including without limitation any liability for Taxes or any obligations or liabilities of the nature or type required to be disclosed under GAAP, which are, individually or in the aggregate, material to the business, results of operations, assets or financial condition of the Company.

SECTION 4.17 Materiality

To the best of the Company’s knowledge, no representation or warranty in this Article IV contains any materially untrue statement of a material fact or omits to state any material fact required to make the statements contained therein not materially misleading or materially necessary in order to provide MMT with reasonably complete information as to the Company’s business or financial condition.

ARTICLE V

DELIVERIES AT CLOSING

SECTION 5.01 Effective Time.

The Effective Time of the Merger shall be the date on which the Statement of Merger and Articles of Merger are filed with the Secretary of State for the State of Colorado and Nevada, which shall be so filed no less than twenty (20) days following the dissemination of the MMT Information Statement applicable hereto.

SECTION 5.02 Taking of Necessary Action

An the Effective Time the Parties hereto shall take all such actions as may be necessary or appropriate in order to effectuate the transactions contemplated by this Agreement, including the following:

a. Pono shall deliver all of its stock certificates to MMT and MMT shall cause to be issued certificates representing the Merger Stock to all of the shareholders of Pono. If, at any time after the execution hereof, any further action is necessary or desirable to carry out the purposes of this Agreement, to (a) vest the Merger Sub with title to 100% of the issued and outstanding shares of Company Stock, or (b) vest the Company Stockholders with title to 100% of the issued and outstanding shares of MMT Merger Stock, the officers and directors of Company or MMT, as the case may be, shall take such necessary or desirable action in order to effectuate the transactions contemplated by this Agreement.

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SECTION 5.03 Stock Legends

Certificates representing all shares of MMT Merger Stock shall bear a legend restricting transfer of the shares of MMT Merger Stock represented by such certificate in substantially the form set forth below:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT OR IF AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

MMT shall, from time to time, make stop transfer notations in its records to ensure compliance in connection with any proposed transfer of the shares with the Securities Act, and all applicable state securities laws.

SECTION 5.04 Fees and Expenses

Each of the Parties hereto shall be responsible for all of their respective fees and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby, including, without limitation, the professional fees of counsel for each of the Parties incurred in connection with this Agreement.

SECTION 5.05 Closing Events

At the Closing, each of the respective Parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. Deliveries at Closing shall include, without limitation, the certificates representing the MMT Merger Stock required to be delivered at Closing pursuant to Section 2.02 hereof.

ARTICLE VI

SPECIAL COVENANTS AND AGREEMENTS OF THE PARTIES

SECTION 6.01 Required Filings

MMT shall timely file with the SEC any forms, statements, reports and documents required to be filed by it pursuant to the federal securities laws and SEC rules and regulations thereunder as a result of the Merger, this Agreement or any of the transactions contemplated hereby, and shall use its best efforts to cause all such forms, statements, reports and documents to be declared or become effective as soon as practicable thereafter.

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SECTION 6.02 Access to Properties and Records

MMT and the Company will each afford to the officers and authorized representatives of the other full access to the properties, books, and records of each other as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of each other, as the case may be, as the other shall from time to time reasonably request.

SECTION 6.03 Special Covenants and Representations Regarding Issuance of MMT Merger Stock

The consummation of this Agreement and the transactions herein contemplated, including the issuance of MMT Merger Stock to the Company Stockholders as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the Company Stockholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing the Company Stockholders shall deliver to MMT customary investment letters of representation.

SECTION 6.04 Third party Consents and Certificates

MMT and the Company agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

SECTION 6.05 Indemnification Provisions.

(a)       By Company. The Company hereby agrees to indemnify and hold harmless MMT and its officer, directors and shareholders, against and in respect of any loss, claim, liability, obligation or damage suffered or incurred by MMT resulting from or arising in connection with any misrepresentation (in this Agreement or the Memorandum), breach of warranty, or non-fulfillment of any covenant or agreement on the part of the Company contained in this Agreement.

(b)       By MMT. MMT hereby agrees to indemnify and hold harmless the Company and its officer, directors and shareholders, against and in respect of any loss, claim, liability, obligation or damage suffered or incurred by the Company resulting from or arising in connection with any misrepresentation (in this Agreement or the Memorandum), breach of warranty, or non-fulfillment of any covenant or agreement on the part of MMT contained in this Agreement;

(c)       Survival of Obligation to Indemnify. The indemnity obligations of this Section 6.05 shall survive the Closing and the payment of the consideration therefor for a period of one (1) year from the Closing and shall continue thereafter with respect to: (a) matters which the party seeking indemnity hereunder shall have given the other party written notice of as provided herein prior to one (1) year from the Closing; and (b) any claims, actions, suits, investigations or proceedings based on fraud or willful misconduct, willful misrepresentation or willful breach of warranty.

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(d)       Notice and Procedure. Any party claiming indemnity hereunder (hereinafter referred to as the “Indemnified party”) shall give the party against whom indemnity is sought (hereinafter referred to as the “Indemnifying party”) prompt written notice after obtaining knowledge of any claim or the existence of facts as to which recovery may be sought against it in respect of which the Indemnifying party may be liable because of the indemnity provisions set forth in this Section 6.05. If such claim for indemnity arises in connection with a legal action instituted by a third party (hereinafter a “Third Party Claim”), the Indemnified party hereby agrees that, within ten (10) Business Days after it is served with notice of the assertion of any Third Party Claim for which it may seek indemnity hereunder, the Indemnified party will notify the Indemnifying party in writing of such Third Party Claim.

The Indemnifying party shall, within ten (10) Business Days after the date that the Indemnified party gives notice of a claim (whether a Third Party Claim or otherwise) as provided above, notify the Indemnified party whether it accepts or contests its obligation of indemnity hereunder as claimed by the Indemnified party.

If the claim for indemnity arises in connection with a Third Party Claim and the Indemnifying party accepts its indemnity obligation hereunder, the Indemnifying party shall have the right, after conceding in writing its obligation of indemnity hereunder, to conduct the defense of such action at its sole expense through counsel reasonably acceptable to the Indemnified party. The Indemnified party shall cooperate in such defense as reasonably necessary to enable the Indemnifying party to conduct its defense, including providing the Indemnifying party with reasonable access to such records as may be relevant to its defense. The Indemnifying party shall be entitled to settle any such Third Party Claim without the prior written consent of the Indemnified party provided that the Indemnifying party provides the Indemnified party with reasonable assurances that the Indemnified party will be fully indemnified by the Indemnifying party in connection with any such Third Party Claim. The Indemnified party shall be entitled to retain its own counsel at its own expense in connection with any Third Party Claim that the Indemnifying party has elected to defend. If the Indemnifying party accepts its indemnity obligations hereunder in connection with a Third Party Claim but elects not to conduct the defense thereof, the Indemnified party may defend and/or settle such Third Party Claim and shall be entitled to be indemnified for the full amount of such claim and all costs and expenses, including attorneys’ fees, incurred in connection therewith pursuant to this Section 6.05.

If the claim for indemnity arises in connection with a Third Party Claim and the Indemnifying party contests or does not accept its indemnity obligation hereunder, the Indemnified party shall have the right to defend and/or settle such Third Party Claim and thereafter seek indemnity from the other party pursuant to this Section 6.06; provided, however, that the Indemnified party shall not settle any such claim without the prior written consent of the Indemnifying party, which consent shall not be unreasonably withheld.

If the claim for indemnity arises other than in connection with a Third Party Claim and the Indemnifying party accepts its indemnity obligation hereunder, the Indemnifying party shall, upon the request of the Indemnified party, pay the full amount of such claim to the Indemnified party or to the third party asserting such claim as directed by the Indemnified party. If the claim for indemnity arises other than in connection with a Third Party Claim and the Indemnifying party contests its indemnity obligation hereunder, the Indemnified party shall have the right to defend, settle or take any other action with respect to such claim and thereafter seek indemnity pursuant to this Section 6.05; provided, however, that the Indemnified party shall not settle any such claim without the prior written consent of the Indemnifying party, which consent shall not be unreasonably withheld.

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ARTICLE VII

RESOLUTION OF DISPUTES

Any controversy, dispute or claim arising out of or relating to this Agreement, or involving the Parties hereto, shall be resolved by binding arbitration before a retired judge at JAMS in the City and County of Denver, Colorado. The prevailing party shall be awarded its attorney’s fees, costs and expenses.

In connection with the defense of any third party claims for which claims for indemnification have been made hereunder, each party will provide reasonable access to its and the Company’s books and records as and to the extent required for the proper defense of such third party claim. Neither party shall consent to any settlement or purport to bind any other party to any settlement without the written consent of the other party.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01 No Brokers

MMT and the Company each agree that there are no other finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. The Parties hereto each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finders’ fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

SECTION 8.02 Notices

Any notice, demand, request, offer, consent, approval or communications (collectively, a “Notice”) to be provided under this Agreement shall be in writing and sent by one of the following methods: (i) postage prepaid, United States certified or registered mail with a return receipt requested, addressed to a Party, as appropriate, at the addresses set forth below; (ii) overnight delivery with a nationally recognized and reputable air courier (with electronic tracking requested) addressed to the appropriate Party at the addresses set forth below; (iii) personal delivery to the appropriate Party at the addresses set forth below; or (iv) by confirmed electronic, facsimile or telecopier transmission to a Party, as appropriate, at the address or numbers set forth below which shall also be contemporaneously sent by one of the methods described in the preceding clause (i), (ii) or (iii) of this Section (it being understood and agreed, however, that such Notice shall be deemed received upon receipt of electronic transmission). Any such Notice shall be deemed given upon receipt thereof, or, in case of any Notice sent pursuant to clause (i), (ii) or (iii) above, the refusal thereof by the intended receipt. Notwithstanding the foregoing, in the event any Notice is sent by overnight delivery or personal delivery and it is received (or delivery is attempted) during non-business hours (i.e., other than during 8:30 a.m. to 5:30 p.m. MST, Monday through Friday, excluding holidays), then such Notice shall not be deemed to have been received until the next Business Day. Either party may designate a different address for receiving Notices hereunder by notice to the other party in accordance with the provisions of this Section. Further notwithstanding the foregoing, if any Notice is sent by either party hereto to the other and such Notice has not been sent in compliance with this Section but has in fact actually been received by the other party, then such Notice shall be deemed to have been duly given by the sending party and received by the recipient party effective as of such date of actual receipt.

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If to MMT or MMC:	Medicine Man Technologies, Inc. 4880 Havana Street, Suite 102 South Denver, Colorado 80239 Attn: Andrew Williams, President
With a copy to:	Andrew I. Telsey, P.C. 12835 E. Arapahoe Road Tower 1 #803 Centennial, Colorado 80112
If to Company:	Mr. Joshua Haupt 6660 East 47th Ave Denver, CO 80216
With a copy to:	Douglas J. Becker, Esq. Otten Johnson Robinson Neff + Ragonetti PC Suite 1600 950 17th St. Denver, CO 80202

Notwithstanding anything in this Section to the contrary, any Notice delivered in accordance herewith to the last designated address of any person or party to which a Notice may be or is required to be delivered pursuant to this Agreement shall not be deemed ineffective if actual delivery cannot be made due to a change of address of the person or party to which the Notice is directed or the failure or refusal of such person or party to accept delivery of the Notice.

SECTION 8.03 No Third-Party Beneficiaries

This Agreement is not intended to confer upon any person, other than the Parties hereto, any rights or remedies hereunder.

SECTION 8.04 Amendment; Waiver

This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all Parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the Parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the Parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other except as may be specifically limited herein.

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SECTION 8.05 Rules of Interpretation

Except as otherwise expressly provided in this Agreement, the following rules shall apply hereto: (i) the singular includes the plural and plural includes the singular; (ii) “or” is not exclusive and “include” and “including” are not limiting; (iii) a reference to any agreement or other contract includes any permitted supplements and amendments; (iv) a reference in this Agreement to a section or exhibit is a reference to a section or exhibit within or attached to this Agreement unless otherwise expressly provided; (v) a reference to a section or paragraph in this Agreement shall, unless the context clearly indicates to the contrary, refer to all sub-parts or sub-components of any said section or paragraph; (vi) words such as “hereunder,” “hereto,” “hereof,” and “herein,” and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular clause hereof; (vii) the headings of the articles or sections and the ordering or position thereof are for convenience only and shall not in any way be deemed to affect the meaning of this Agreement; (viii) a reference in this Agreement to a “person” or “party” (whether in the singular or the plural) shall (unless otherwise indicated herein) include both natural persons and unnatural persons (including, but not limited to, corporations, partnerships, limited liability companies or partnerships, trusts, etc.); (ix) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP; and (x) any reference in this Agreement to a “Business Day” shall include each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in the United States are closed.

SECTION 8.06 Construction

The Parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement and that this Agreement has been fully reviewed and negotiated by the Parties and their respective counsel. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. The mere listing (or inclusion of copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty relates solely to the existence of the document or other items itself).

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SECTION 8.07 Governing Law and Waiver of Jury Trial

This Agreement is made in and shall be governed by the laws of the State of California, and the sole and exclusive venue for any action relating to or arising out of this Agreement shall be the City and County of Denver, Colorado. The Parties hereto expressly waive any claim or defense therein that such courts constitute an inconvenient forum. The Parties hereto expressly waive all rights to trial by jury regarding all matters or disputes arising out of or related to this Agreement. In no event shall any party be liable for any indirect, special, exemplary, punitive or consequential damages arising out of or relating to this Agreement.

SECTION 8.08 Severability

If any clause or provision of this Agreement is illegal, invalid or unenforceable under applicable present or future laws effective during the term of this Agreement, the remainder of this Agreement shall not be affected. In lieu of each clause or provision of this Agreement that is illegal, invalid or unenforceable, there shall be added as a part of this Agreement a clause or provision as nearly identical as may be possible and as may be legal, valid and enforceable. In the event any clause or provision of this Agreement is illegal, invalid or unenforceable as aforesaid and the effect of such illegality, invalidity or unenforceability is that either party no longer has the substantial benefit of its bargain under this Agreement and a clause or provision as nearly identical as may be possible cannot be added, then, in such event, such party may in its discretion cancel and terminate this Agreement provided such party exercises such right within a reasonable time after such occurrence.

SECTION 8.09 Arm’s Length Negotiations

Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

SECTION 8.10 Tax-Free Nature of Transaction

Each of the Parties shall use its best efforts to cause the Merger to constitute a “tax-free reorganization” within the meaning of Section 368 of the Code, and none of the Parties shall knowingly take or cause to be taken any action that, or knowingly fail to take or cause not to be taken any action the failure of which, would reasonably be expected to adversely affect the foregoing qualifications under the Code. Except as otherwise required by applicable law, following the Effective Time, each party agrees to file its Tax Returns in a manner that is consistent with this Section 8.11.

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SECTION 8.11 Binding Effect; Assignment

The rights and obligations of this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. The rights and obligations of this Agreement may not be assigned without the prior written consent of the other party which may be granted or withheld in such Parties sole and absolute discretion.

SECTION 8.12 Counterparts

For purposes of this Agreement, a document (or signature page thereto) signed and transmitted electronically, including but not limited to by facsimile machine or telecopier, is to be treated as an original document. The signature of any party thereon, or purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of a ny party, an electronic, facsimile or telecopy document is to be re-executed in original form by the Parties who executed the electronic, facsimile or telecopy document. No party may raise the use of any electronic, facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document execution in compliance with this Section/

SECTION 8.13 Entire Agreement

This Agreement (including the exhibits and schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the Parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the Parties with respect to such subject matter. The Parties agree that prior drafts of this Agreement shall not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the Parties with respect thereto. The exhibits and schedules constitute a part hereof as though set forth in full above. This Agreement is not intended to confer upon any person, other than the Parties hereto, any rights or remedies hereunder.

(balance of page intentionally left blank – signature page follows)

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above-written.

MEDICINE MAN TECHNOLOGIES, INC.	MEDICINE MAN CONSULTING, INC.

By: s/ Andrew Williams	By: s/ Brett Roper
Andrew Williams, President	Brett Roper, President

PONO PRODUCTIONS LTD.

By: s/ Joshua Haupt
Joshua Haupt, President

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